THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of March 26, 2010 (this "Amendment"), is among TECHTEAM GLOBAL, INC., a Delaware corporation (the "Borrower"), the lenders set forth on the signature pages hereof (collectively, the "Lenders") and JPMORGAN CHASE BANK, N.A. a national banking association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

RECITALS

A.           The Borrower, the Administrative Agent and the Lenders are parties to a Credit Agreement, dated as of June 1, 2007, as amended by a First Amendment to Credit Agreement and Consent dated as of May 30, 2008 and as amended by a Second Amendment to Credit Agreement dated as of October 28, 2008 (as now and hereafter amended, the "Credit Agreement"), pursuant to which the Lenders agreed, subject to the terms and conditions thereof, to extend credit to the Borrower.

B.           The Borrower desires to amend the Credit Agreement and the Administrative Agent and the Lenders are willing to do so strictly in accordance with the terms hereof.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE 1.
AMENDMENTS

Upon fulfillment of the conditions set forth in Article 3 hereof, the Credit Agreement shall be amended as follows:

1.1           The definition of “Applicable Rate” in Section 1.01 shall be amended (i) by deleting the reference in the paragraph following the table to “Level IV” and inserting “Level III” in place thereof, and (ii) by deleting the table in such definition and inserting the following in place thereof:

Level	Leverage Ratio	Eurocurrency Spread and Letter of Credit Fee	ABR Spread	Commitment Fee Rate
I	< 2.5:1.0	1.50%	0.0%	0.25%
II	≥ 2.5:1.0 and < 3.25:1.0	1.75%	0.0%	0.30%
III	≥ 3.25:1.0	2.00%	0.25%	0.35%

1.2           Effective as of December 31, 2009, the definition of “Consolidated Adjusted EBITDA” in Section 1.01 shall be amended and restated in its entirety to read as follows:

“Consolidated Adjusted EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (a) Consolidated Interest Expense, (b) consolidated income tax expense, (c) depreciation, (d) amortization (excluding amortization of receivables), (e) extraordinary non-cash losses (as determined in accordance with GAAP) incurred other than in the ordinary course of business, (f) an amount not to exceed $34,000,000 in aggregate amount related to non-cash goodwill and other non-cash intangibles impairment charges taken by TechTeam Government Solutions, Inc. or TechTeam SQM AB in the Fiscal Quarter ending December 31, 2009, the Fiscal Quarter ending March 31, 2010 and/or the Fiscal Quarter ending June 30, 2010, and (g) an amount not to exceed $4,000,000 in aggregate amount related to cash restructuring charges taken by the Borrower in the Fiscal Quarter ending March 31, 2010 and/or the Fiscal Quarter ending June 30, 2010, minus, to the extent included in Consolidated Net Income, extraordinary gains (as determined in accordance with GAAP) realized other than in the ordinary course of business, all calculated for the Borrower and the Subsidiaries on a consolidated basis.

1.3           Sections 6.09(a) and 6.09(b) shall be amended and restated in their entirety to read as follows:

(a)           Leverage Ratio.  Permit or suffer the Leverage Ratio to exceed (i) 3.00 to 1.0 as of the Fiscal Quarter ending December 31, 2009, (ii) 3.25 to 1.0 as of Fiscal Quarters ending March 31, 2010 and June 30, 2010, and (iii) 3.0 to 1.0 as of the end of any Fiscal Quarter thereafter.

(b)           Fixed Charge Coverage Ratio.  Permit or suffer the Fixed Charge Coverage Ratio to less than (i) 1.25 to 1.0 as of the Fiscal Quarter ending December 31, 2009, (ii) 1.0 to 1.0 as of Fiscal Quarters ending March 31, 2010 and June 30, 2010, and (iii) 1.25 to 1.0 as of the end of any Fiscal Quarter thereafter.

1.4           Schedule 2.01 to the Credit Agreement shall be deleted and the form of Schedule 2.01 attached hereto shall be substituted in place thereof.  The Borrower acknowledges and agrees that the Aggregate Revolving Facility B Commitment is being reduced to $0 and all outstanding Revolving Facility B Loans shall hereafter be deemed Revolving Facility A Loans.

1.5           Simultaneously with the execution of this Amendment, Bank of America, N.A. (the "Departing Lender") shall provide a payoff letter to the Administrative Agent in form and substance satisfactory to the Administrative Agent indicating all amounts owing to the Departing Lender pursuant to the Credit Agreement and the other Loan Documents (the "Payoff Amount").  Pursuant to such payoff letter and after receipt by the Departing Lender of such Payoff Amount, the Departing Lender shall be released of all of its rights and responsibilities under the Credit Agreement, including its Commitments, and shall no longer be a party thereto.

ARTICLE 2.
REPRESENTATIONS

The Borrower represents and warrants to the Administrative Agent and the Lender that:

2.1           The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Certificate of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

2.2           This Amendment is the legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms hereof.

2.3           After giving effect to the amendments herein contained, the representations and warranties contained in Article III of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

2.4           No Event of Default or exists or has occurred and is continuing on the date hereof.

ARTICLE 3.
CONDITIONS OF EFFECTIVENESS

This Amendment shall become effective upon the first date (the "Effective Date") on which each of the following conditions to effectiveness have been satisfied:

3.1           This Amendment shall be signed by the Borrower, the Administrative Agent and each Lender and delivered to the Administrative Agent.

3.2           The Guarantors shall have executed the Consent and Agreement at the end of this Amendment.

3.3           The Borrower shall have paid a closing fee to the Administrative Agent to be distributed to JPMorgan Chase Bank, N.A in the amount of $25,000.

3.4           The Administrative Agent shall have received the payoff letter referred to in Section 1.5 above and the Departing Lender shall have received its Payoff Amount.

3.5           The Borrower and the Guarantors shall have delivered or caused to be delivered to the Administrative Agent such other documents and instruments as the Administrative Agent may request in connection therewith.

ARTICLE 4.
MISCELLANEOUS.

4.1           References in the Credit Agreement or in any note, certificate, instrument or other document to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

4.2           The Borrower agrees to pay and to save the Administrative Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Administrative Agent in connection with preparing this Amendment and the related documents.

4.3           The Borrower acknowledges and agrees that the Administrative Agent and the Lender have fully performed all of their obligations under all documents executed in connection with the Credit Agreement and all actions taken by the Administrative Agent and the Lender are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available.  The Borrower represents and warrants that it is not aware of any claims or causes of action against the Administrative Agent or any Lender, any participant lender or any of their successors or assigns.

4.4           Except as expressly amended hereby, the Borrower agrees that the Credit Agreement, the Notes, the Security Documents and all other documents and agreements executed by the Borrower in connection with the Credit Agreement in favor of the Administrative Agent or any Lender are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing.  Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

4.5           This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of March 26, 2010.

TECHTEAM GLOBAL, INC.

By: _/s/ Margaret M. Loebl________________

    Its: Corporate Vice President, Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Individually as a Lender

By: _/s/ Jon Gleit________________

    Its: _Vice President______________________

CONSENT AND AGREEMENT

As of the date and year first above written, the undersigned hereby:

(a)           fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby and agrees to all terms and provisions of the above Amendment applicable to it;

(b)           agrees that each Guaranty and all other agreements executed by the undersigned in connection with the Credit Agreement or otherwise in favor of the Administrative Agent or the Lenders (collectively, the "Security Documents") are hereby ratified and confirmed and shall remain in full force and effect, as amended,  and the undersigned acknowledges that it has no setoff, counterclaim or defense with respect to any Security Document; and

(c)           acknowledges that its consent and agreement hereto is a condition to the Lenders' obligation under this Amendment and it is in its interest and to its financial benefit to execute this consent and agreement.

TECHTEAM GLOBAL, INC.

By: __/s/_Margaret M. Loebl_______

Title:    Its: Corporate Vice President, Chief Financial Officer and Treasurer

TECHTEAM CYNTERGY, L.L.C.

By: _/s/ Michael A. Sosin _______

Title: _Manager______________________

TECHTEAM GOVERNMENTSOLUTIONS, INC.

By: ___/s/ David A. Kriegman____

Title: __President ______________

SYTEL, INC.

By: ___/s/ David A. Kriegman __

Title: ___President ___________

ONVAIO, LLC

By:  TechTeam Global, Inc., its solemember

     By: __/s/ Michael A. Sosin______

     Title: _Corporate Vice President___

SCHEDULE 2.01

COMMITMENTS

Lender	Revolving Facility A Commitment	Revolving Facility B Commitment
JPMorgan Chase Bank, N.A.	$28,000,000	$0
Aggregate	$28,000,000	$0